Preliminary Offering Circular Dated September 29, 2017

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

ENGENAVIS, INC.

Minimum Offering of $3,000,000 up to Maximum Offering of $7,500,000

2,500,000 TOTAL SHARES OF COMMON STOCK AT $3.00 PRICE PER SHARE

Minimum Investment: 2,000 shares ($6,000)

We are offering a minimum of 1,000,000 and a maximum of 2,500,000 shares of common stock at a price of $3.00 per share.

The proposed offering will begin as soon as practicable after this offering circular has been qualified by the United States Securities and Exchange Commission, or the Commission or SEC. This offering will terminate when all the shares offered are sold or twelve (12) months from the date of qualification. The minimum purchase requirement for any single investment is $6,000 in shares (2,000 shares); however, we can waive the minimum purchase requirement in our sole discretion. We may but have not yet engaged a member of the Financial Industry Regulatory Authority, or FINRA, to offer our shares to prospective investors on a best efforts basis, and if the FINRA broker becomes a dealer-manager, it will have the right to engage such other FINRA member firms as it determines to assist in the offering. Until we achieve the minimum offering amount, proceeds will be retained in a Rule15c2-4 compliant escrow account with _____, the “Escrow Agent.” Once we achieve the minimum offering amount, proceeds will be disbursed to us and the shares sold will be issued to the investors. If subscription proceeds of at least the minimum offering amount are not deposited in the escrow account on or before the date that is 12 months following the date of qualification of the offering statement of which this offering circular is a part, all subscriptions will be refunded to subscribers without deduction or interest. We expect to commence the sale of our shares as of the date on which the offering statement of which this offering circular is a part is declared qualified by the Commission, or the SEC qualification date.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock qualified for quotation on the OTCQB market following the completion of this offering.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 11.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons

Per share	$3.00	$.05	$2.95	$.00

Total:	$7,500,000	$375,000	$7,125,000	$.00

_____________

(1)	We may pay any FINRA broker/dealer retained commissions up to 5% of the Offering Price. We have not yet entered into any agreement with any FINRA broker/dealer.
(2)	Does not include expenses of the offering, estimated to be $150,000.00 including legal, accounting and other costs of registration. See "Use of Proceeds."

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are providing the disclosure in the format prescribed by Part II of Form 1-A.

8541 E. Anderson Drive, Suite 100

Scottsdale, AZ 85255

480-590-5922

The date of this Offering Circular is ___, 2017

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to "Engenavis," "we," the "Company," "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Engenavis, Inc., a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to successfully develop material revenue streams from the sale of our KinetiCharger and other planned products;

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Our dependence upon external sources for the financing of our operations, particularly given that our auditors' report for our 2016 consolidated financial statements, which are included as part of this Offering Circular, contains a statement concerning our ability to continue as a "going concern";

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	The effect of disruptions in or impairments to our customers’ ability to use our products

•	Our ability to retain and grow our customer base;

•	Our ability to enter into, sustain and renew customer arrangements on favorable terms;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete and succeed in a highly competitive and evolving industry;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

We are an emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act.

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to "us," "our," "we," the "Company" and similar designations refer to Engenavis, Inc and its subsidiaries.

Overview

Engenavis, Inc. (the "Company" or “Engenavis”) is a Delaware holding company formed on December 15, 2016. Engenavis’ mission is to provide innovative solutions for the recovery, storage and distribution of affordable, sustainable, clean energy initially to the transportation industry through aftermarket kits that convert gas powered vehicles into hybrids.

Engenavis conducts business through the three following subsidiary limited liability companies:

•	N4 Power, LLC, a Delaware limited liability company formed on May 9, 2017. This subsidiary plans to manufacture, market and sell aftermarket kits for automobiles, trucks and recreation vehicles.
•

N4 Ventures, LLC, an Arizona limited liability company formed on July 10, 2017. This subsidiary intends to commercialize new clean energy solutions that fall outside the mobile products sector being served by N4 power.

•

N4 Innovations, LLC a Delaware limited liability company formed July 20, 2017 to perform research and development, develop patented, proprietary products that provide for the recovery, storage and distribution of clean energy.

Our corporate headquarters is located at 8541 E. Anderson Drive, Scottsdale, Arizona 85255. Telephone (480) 550-5922. Our website can be found at www.engenavis.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Significant Operational Activities Since Inception:

Since inception, the Company has engaged in significant operations, performing the significant steps and milestones to implement our business plan in the following areas, all as set forth in detail in “Business - Accomplishments since Inception.”

•	Corporate Formation and Business Operations
•	Sales & Marketing Activities
•	Intellectual Property
•	Creation of Board of Directors and Executive Management Team

Business and Product Status

We are in the process of developing two initial product lines:

•	KinetiCharger Designed to provide electric air conditioning and other functions as described below in vehicles for up to 4 hours without the engine running.
•

VaprCharger – Designed to capture waste heat from the catalytic converter and transform it into electricity to be stored in an auxiliary battery pack. The energy stored in the battery pack will be used to power the vehicle’s air conditioning unit without having the engine running.

Product Development

KinetiCharger

We have designed and are in the process of developing commercial prototypes for two separate vehicle models of the KinetiCharger, as follows:

○	Model 1 is designed to provide electric AC for up to 4 hours along with 120V electric output and plug-in rechargeable battery pack. The prototype is expected to be completed by August 31, 2017

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○	Model 2 includes the features of Model 1 and also is designed to provide hybrid drive assist and remote data logging. The prototype is expected to be complete by September 30, 2017.

We have completed the following development tasks for the KinetiCharger:

•

Developed list of materials needed for the initial production along with the suppliers for each component. Established vendor relationship with each supplier through purchase orders, and supplies have been received and tested from each supplier.

•	Purchased Chevrolet Tahoe and Ford Explorer for prototypes and product design

To have a final, assembled and ready to sell initial KinetiCharger product, N4 Power needs to complete the following tasks / milestones:

•	Complete Beta-testing with potential agency client (Q3 2017)
•	Develop Model 2.0 digital controls (Q3 2017)
•	Install Model 2.0 in second prototype vehicle (Q4 2017)

We anticipate that we will need approximately $125,000 to complete these tasks. Assuming we have sufficient financial resources and do not encounter any currently unanticipated obstacles to completing these tasks, we estimate we will be able to market the KinetiCharger in the later part of 4th Quarter of 2017. We anticipate an initial retail price of the KinetiCharger to range from approximately $6,000 to $12,000 based on model and features.

VaprCharger

We began prototype development and hired an experienced turbine engineer to work on our second product VaprCharger. The prototype development is underway and expected to be complete by the 2nd quarter of 2018.

To have a final, assembled and ready to sell initial VaprCharger product, N4 Power needs to complete the following tasks/ milestones:

•	Develop VaprCharger Turbine Components
•	Develop VaprCharger Steam Generator
•	Begin Beta testing of VaprCharger in 1st Quarter 2018

We anticipate that we will need approximately $145,000 to complete these tasks. Assuming we have sufficient financial resources and do not encounter any currently unanticipated obstacles in completing these tasks, we estimate we will be able to market VaprCharger in the second Quarter of 2018. We anticipate an initial retail price of the VaprCharger to range from approximately $5,000 to $6,000 based on model and features.

Financial Resources

As of July 31, 2017 Engenavis has approximately $600,000 in cash on-hand. We have spent $1.1 million on development of our business from inception on December 15, 2016 to July 31, 2017.

We anticipate our cash needs for the next 12 months for traditional operations to be as follows:

•	$125,000 to complete development of the KinetiCharger products
•	$40,000 to create sales & marketing operations
•	$145,000 to complete development of VaprCharger product
•	$60,000 to obtain additional shop and laboratory equipment
•	$37,500 to complete patent book for current products in development
•	$2,200,000 to obtain raw materials for inventory
•	$280,000 to obtain various vehicles for development of products
•	$5,000,000 in associate wages and benefits
•	$4,200,000 in day-to-day operating costs (excludes associate wages and benefits)

Total: $12,087,500

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As shown above, we anticipate we will incur approximately $12,000,000 in additional expenses to continue to fully implement our business plan in the next 12 months. We anticipate additional costs associated with our going and staying public in the next 12 months of approximately $150,000. Accordingly, we estimate a burn rate of approximately $1,000,000 per month. Accordingly, we currently do not have sufficient funds available to fund all of our operational and SEC related expenses as set forth above during the next 12 months unless we raise additional capital from the offering and generate additional funds from sales of the KinetiCharger. If we do not raise additional capital and successfully commence sales of our planned products, implementation of our business plan will be delayed.

The Offering

Common stock offered by us	Up to 2,500,000 Shares

Common stock to be outstanding immediately after this offering (assuming all shares of Common Stock in this offering are sold) [1]	8,620,537 Shares

Use of proceeds	We intend to use approximately the Net Proceeds of this Offering for scaling up our operations, expanding marketing and sales and developing additional products. See "Use of Proceeds" on page 22.

Risk factors	You should carefully read "Risk Factors" on page 11 in this Offering Circular for a discussion of factors that you should consider before deciding to invest in our common stock.

[1] The number of shares of Common Stock outstanding excludes:

•	1,000,000 shares of our Common Stock issuable upon the conversion of our $1,500,000 outstanding 12% Convertible Notes

•	595,475 shares of our Common Stock issued and issuable upon exercise of stock options

•	392,539 shares of our Common Stock issued and issuable upon exercise of the warrants held by stockholders at a weighted average exercise price of $0.42 per share.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our common stock. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occurs, our business, results of operations and financial condition may suffer significantly. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

We face risks in developing our products and services and bringing them to market, and we risk that our business model may fail. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

Although we have engaged in significant operational activities since inception, we have not yet generated operational revenues, meaning that we have an evolving and unpredictable business model and we may never generate operating revenues.

Although we have engaged in significant operational activities since inception, our lack of generating any revenues makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

We have generated no revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of the date of this Offering Circular, we have not generated revenues. Therefore, it is difficult, if not impossible, to forecast our future results based upon relevant historical data. Because of these related uncertainties, we may be hindered in our ability to anticipate and adapt in a timely manner to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price if and when we start trading.

There is substantial doubt about our ability to continue as an on-going concern, and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and develop our business.

We are a development stage company and are in the process of developing our products. Consequently, we have not generated revenues as of the date of this Offering Circular. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2017. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as an on-going concern. The continuation of our business is dependent upon the continued financial support from our officers and stockholders who are not obligated to provide any additional financing.

There is uncertainty regarding our ability to implement our Plan of Operations and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to commence selling our products, generate cash from operating activities and obtain additional financing beyond the proceeds of this offering. There is no assurance that we will be able to commence selling our products, generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our Plan of Operations as described below and grow our business to a greater extent than we can with our existing financial resources, also described below. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

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If and after we commence selling our products, we may be unable to make sales to certain customers who have not otherwise altered their vehicles with other after-market products, as the installation of our products could void manufacturer engine warranties.

The installation of our products could void engine warranties. If and after we commence selling our products, potential customers who have not otherwise altered their vehicles with other after-market products voiding warranties may be reluctant to purchase our products, as the installation of our products could void manufacturer engine warranties.

If we are unable to protect our proprietary and technology rights, our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including the patented and patent-pending technologies as further described in “Business – Intellectual Properties.” Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	Enforce intellectual property rights;

•	Protect our trade secrets;

•	Determine the validity and scope of the rights of others; or

•	Defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict and we may not prevail in any litigation in which we become involved.

The loss of governmental energy incentives such as tax credits available to customers who might purchase our products if and after we commence production could result in the decrease of sales and revenues after we start selling our products.

There are many federal, state and local incentives such as tax credits that have been available to products in the energy savings market, including those that offer energy tax credits and rebates to encourage fleet managers to lower their energy consumption and carbon emissions.

The dollar amount of rebates varies by program, depending on the individual incentive the agency is attempting to promote. Because these incentives significantly lower the cost of purchasing energy savings products such as our KinetiCharger,the loss of these incentives could result in a delay in generating initial revenues and a decrease of sales after we start selling our products.

The California Air Resources Board, also known as CARB, is the "clean air agency" in the government of California and the United States Environmental Protection Agency (EPA) may suggest modifications of products based on their evaluation of the KinetiCharger or VaprCharger, which may slow CARB or EPA certification which could result in a delay in generating initial revenues and a decrease of sales after we start selling our products.

Manufacturers of add-on and modified parts planning to sell their product for use in California vehicles should apply for an exemption from Vehicle Code Section (VC) 27156. Exempted parts are add-on or modified parts that have undergone an ARB engineering evaluation. If the part or modification is shown to not increase vehicle emissions, it is granted an exemption to emission control system anti-tampering laws. This exemption is called an executive order and allows the modification to be installed on specific emission control vehicles.

Engenavis plans to submit the KinetiCharger design and product descriptions to the EPA to receive an EPA exemption letter indicating our products do not increase emissions. The Company will also be conducting third party testing of the products through a CARB certified testing facility to submit for the CARB executive order.

Any failure to obtain the CARB and EPA certifications may reduce market acceptance of our products which could result in a delay in generating initial revenues and a decrease of sales after we start selling our products.

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Our independent registered public accountants will not be required to provide an attestation report as to our internal control over financial reporting to be included in our SEC filings pursuant to Section 404 of the Sarbanes-Oxley Act for the foreseeable future.

As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, unless and until we become a reporting company under the Exchange Act and, thereafter, no longer qualify as an emerging growth company or are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, whichever is later. Currently, we would expect to be an emerging growth company for up to five years after we become a reporting company under the Exchange Act. As we will not be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for the foreseeable future, our independent registered public accountants will not be required to provide an attestation report as to our internal control over financial reporting to be included in our SEC filings pursuant to Section 404 of the Sarbanes-Oxley Act for the foreseeable future.

Industry Risks

Specialized automotive energy savings equipment is an emerging yet competitive industry, and many of our competitors have greater resources that may enable them to compete more effectively.

Engenavis may compete with several domestic and international companies that offer a range of specialized automotive energy savings products like those we are developing or traditional automotive energy savings products that compete in the same market. Some of our competitors will have greater resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to successfully compete with existing companies and new entrants to the market, this will have a negative impact on our business and financial condition.

Our potential future market for the KinetiCharger and VaprCharger may be limited as we may be unable to further develop these products so that they can be installed in additional vehicle Platforms.

The KinetiCharger and VaprCharger currently being developed are designed to be installed only on two vehicle types, the 2015 Chevrolet Tahoe and the 2015 Ford Explorer. Although the Company plans to expand its product lines to adapt to a variety of vehicle platforms, some of these vehicles may not allow for the Engenavis products to be installed in its current configuration. This may require reconfiguration of our products which could delay or prohibit our ability to rollout the product to other vehicle models.

Engenavis’ product development may be unable to keep pace with rapid industry changes.

The Company's market is characterized by rapid technological change, frequent new product introductions, and evolving industry standards. Customer preferences in these markets are difficult to predict, and there can be no assurance that the Company's products will be and continue to be properly positioned in the market or to receive customer acceptance. Risks inherent in introducing new products include the difficulty in forecasting customer demand accurately, the inability to expand production capacity to meet demand for new products, the impact of customers' demand for new products on the products being replaced, and delays in initial shipments of new products. There can be no assurance that the Company will be able to effectively manage the transition to new products or new technologies.

Our targeted customer base is diverse, and we face a challenge in adequately meeting each customer group's needs.

Because we serve multiple types of customers from fleet managers to regular consumers, we must work constantly to understand the needs, standards and technical requirements of several different customer groups and must devote significant resources to developing products for their interests. If we do not accurately predict our customers' needs and expectations, we may expend valuable resources in developing products that do not achieve broad acceptance across relevant markets.

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The markets for specialized automotive energy savings equipment we expect to serve are highly competitive, and Engenavis may be unable to compete effectively.

The market for specialized automotive energy savings equipment which the Company expects to offer, is intensely competitive, highly fragmented, and characterized by rapidly changing technology and evolving standards. Many public and private companies provide a wide variety of products competitive with those the Company expects to offer. For example, Tesla Motors and General Motors have recently introduced technologies somewhat similar to N4 Power's KinetiCharger system. Because of growth in the marketplace, the Company anticipates increased competition from these and other sources, ranging from emerging to established companies.

While the Company believes that its products will be competitive, and that its product distribution models will succeed, increased competition, including the introduction of new products by the Company's competitors, could result in price reductions, reduced gross margin and loss of market share, any of which could materially adversely affect the Company's business, operating results and financial condition.

Many of the Company's current and potential competitors have significantly greater financial, technical, marketing, and other resources than the Company expects to have. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion, sale, and support of their products than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. There also may be a willingness on the part of certain competitors to reduce prices to preserve or gain market share, which the Company cannot foresee. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share to the Company’s detriment.

Risks associated with the Company's potential future indirect channels of distribution may adversely affect its financial results.

The Company currently has no contractual agreements or commitments with potential future indirect channels of distribution, including resellers, systems integrators and distributors. Engenavis’ financial results could be adversely affected if it is unable to establish relationships with indirect channels. Even if we are able to establish relationships with indirect channels of distribution, the relationships or the indirect channels themselves might deteriorate or weaken. There can be no assurance that Engenavis will be successful in developing, or if developed, maintaining or expanding these indirect distribution channels.

Engenavis may have difficulty managing its growth which may result in a loss of sales and customer confidence.

Following its development period, the Company is projecting a period of rapid growth. The Company's future operating results will depend on management's ability to finance and manage growth, including, but not limited to, hiring and retaining significant numbers of qualified employees, forecasting revenues, controlling expenses, managing its manufacturing capacity, developing its IP properties and other assets, and executing on its plans. An unexpected decline in the growth rate of revenues without a corresponding and timely reduction in expense growth or a failure to manage other aspects of growth could have a material adverse effect on the Company's business, results of operations, or financial conditions. Conversely, an unanticipated extreme increase in the Company’s sales could result in adversity for the Company if it cannot timely finance and deliver on such increased production, resulting in a loss of customer sales and confidence.

Competing forms of specialized automotive energy savings products may be more desirable to consumers or may make our products obsolete.

There are currently several different competing specialized anti-idle, adaptive hybrid and other technologies similar to those we intend to offer that are being marketed to our potential customers. Further development of any of these technologies may lead to advancements in technology that will make our products obsolete. Consumers may prefer alternative technologies and products. We cannot guarantee that users of similar automotive energy savings products who will be using our equipment will continue to grow within the industry. Any developments that contribute to the obsolescence of our products may substantially impact our business, reducing our ability to commence or sustain generating revenues.

Our future suppliers could fail to fulfill our orders for our KinetiCharger or VaprCharger components on a timely basis, which could disrupt our business, increase our costs, and could potentially cause us to lose our market.

We currently depend on a manufacturer in China for one type of electric motor, a manufacturer in the UK for the second type of electric motor and battery manufacturers from China. We have no written agreement with any of these firms and will order from these firms on a purchase order basis only.

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These suppliers could fail to provide parts for the KinetiCharger and VaprCharger to our specifications or in a workmanlike manner and may not deliver the systems on a timely basis. Our suppliers must also obtain inventories of the necessary parts and tools for production. If our suppliers fail to deliver products when ordered, we may not be able to fulfill customer orders on a timely basis and our reputation could be harmed and revenues reduced. Any change in the suppliers could disrupt or delay our ability to fulfill orders for our products while we search for alternative supply sources, provide specifications, and test initial production, and our business prospects, results of operations and financial condition could be materially and adversely affected.

Damage claims against our products could reduce our sales and revenues.

If any of our products are found to cause injury or damage, the Company could suffer financial damages. We have not had any claims for damages or losses from our products to date. The Company does carry product liability insurance, however any claims for damages related to the products we will sell could damage our reputation and reduce our revenues.

Risks Related to Management and Personnel

We depend heavily on our current senior management. The loss of the services of any one or more of these members of senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of Mr. George Weiss, CEO and Executive Chairman; Mr. James LoPresti, COO for Engenavis, CEO for N4 Power and Board Member; Mr. Bruce Berkson, Chief Inventor, CEO for N4 Innovations and Board Member; Ms Arlene Pfeiff, Executive VP of Investor Relations and Strategic Planning and Board Member; Mr. Tom Lagerhausen, CFO; Mr. George Roundy, Director of Special Projects and Board Member and Rudy Garcia, VP of Sales and Marketing of N4 Power. The loss of any one or more of their services or their failure to perform in their current positions, particularly if we are not able to attract and retain skilled replacements, could adversely affect the development of our business plan and harm our business.

Several members of our management are devoting only part-time to our business, which could delay implementation of our business plan.

The following members of our management are devoting only part-time to our business:

Name	Position	Approx Hrs Per Week

George M. Weiss	CEO and Executive Chairman of the Board of Engenavis	30
Arlene Pfeiff	Executive VP of Investor Relations & Strategic Planning, Board Member of Engenavis	20
Thomas L. Lagerhausen	Chief Financial Officer of Engenavis and each subsidiary	20
George Roundy	Director of Special Projects and Board Member of Engenavis	20

These executives devoting only part-time rather than full time our business could delay implementation of our business plan.

Risks Related to this Offering

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares may not develop.

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock was based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold at a price of $3 per share, investors in this offering will own approximately 29.7% of the then outstanding shares of common stock, but will have paid over 98.9% of the total consideration for our outstanding shares (assuming no brokerage commissions), and will experience net tangible book value dilution of $3.00 per share. See “Dilution.”

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The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors relies upon the Company's financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

As of July 31, 2017, excluding any stock options, warrants and convertible debt instruments, our majority shareholders are the beneficial owners of approximately 88.2% of our outstanding voting securities prior to the offering and 63.5% of our outstanding voting securities after the offering, assuming all 2,500,000 shares of common stock in this offering are sold. As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

We will publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Thus, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

We will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

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Future issuances of our Common Stock or securities convertible into our Common Stock could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur could adversely affect the market price of our Common Stock.

Existing issuances of debt securities in the form of 12% convertible notes and future issuances of debt securities, which rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

We currently have $1,500,000 in 12% convertible notes. In the future, we may attempt to increase our capital resources by offering additional debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make, may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

Our management has broad discretion as to the use of certain of the net proceeds from this offering.

We intend to use between approximately $2,000,000 and $3,000,000 of the net proceeds from this offering for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Because this offering has a minimum offering amount of $3,000,000, funds raised may not be sufficient to complete all of the plans of the Company as set forth in "Use of Proceeds" in this Offering Circular.

The minimum amount of this offering is $3,000,000. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in "Use of Proceeds" in this Offering Circular which could inhibit our ability to commence to generate revenue.

Delaware law and the possibility of anti-takeover provisions in our corporate documents and our executive employment agreements could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders.

Our articles of incorporation and bylaws as well as Delaware law contain a number of provisions that may delay, deter or inhibit a future acquisition or change in control that is not first approved by our board of directors. This could occur even if our shareholders receive an attractive offer for their shares or if a substantial number or even a majority of our shareholders believe the takeover may be in their best interest. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain approval from our board of directors prior to pursuing a transaction. Provisions that could delay, deter or inhibit a future acquisition or change in control include the following:

•	the ability of our board of directors to amend our bylaws without shareholder approval;

•	Delaware statutes which restrict or prohibit "control share acquisitions" and certain transactions with affiliated parties and permit the adoption of "poison pills" without shareholder approval.

These provisions could also discourage bids for our common stock at a premium and cause the market price of our common stock to decline. In addition, these provisions may also entrench our management by preventing or frustrating any attempt by our shareholders to replace or remove our current management.

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There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

Investors may have difficulty in reselling their shares due to state Blue Sky laws.

The holders of our shares of common stock and persons who desire to purchase them in this offering or in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, any secondary market for the Company's securities may be limited by state Blue Sky laws governing secondary resale transactions. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, investors' ability to resell their shares may be somewhat restricted.

If our stock is ever quoted on an OTC or other stock market, we will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that if we become an SEC reporting company and secure a qualification for quotation for our securities on an OTC Market, our common stock will become a "penny stock", and we will become subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule". This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

All of the 6,120,537 shares of our common stock held by affiliates are restricted securities under Rule 144 of the Securities Act of 1933.

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These shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the 90 days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Special Information Regarding Forward Looking Statements

Some of the statements in this Offering Circular are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments, other than as required by law. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Dilution

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value as of December 31, 2016 was <$55.320>, or <$0.01> per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after December 31, 2016 other than the sale of 2,500,000 shares in this offering at the initial public offering price of $3.00 per share, our pro forma net tangible book value as of December 31, 2016 was $7,444,680 or $0.98 per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.98 per share of capital stock to existing shareholders and an immediate dilution of $3.00 per share of common stock to the new investors, or approximately 78.3% of the assumed initial public offering price of $3.00 per share. The following table illustrates this per share dilution:

Maximum Offering

Initial price to public	$3.00
Net tangible book value as of December 31, 2016	$(0.01)
Increase in net tangible book value per share attributable to new investors	$0.99
As adjusted net tangible book value per share after this offering	$(0.98)
Dilution in net tangible book value per share to new investors	$3.00

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a minimum offering basis.

Minimum Offering:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing Stockholders (As of July 31, 2017)	6,120,537	86.0%	$100,549	3.2%	$0.016
New Investors	1,000,000	14.0%	3,000,000	96.8%	3.000
Total	7,120,537	100.0%	$3,100,549	100.0%	$0.435

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The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing Stockholders (As of July 31, 2017)	6,120,537	71.0%	$100,549	1.3%	$0.016
New Investors	2,500,000	19.0%	7,500,000	98.7%	3.000
Total	8,620,537	100.0%	$7,600,549	100.0%	$0.882

[1] The number of shares of Common Stock outstanding excludes:

•	1,000,000 shares of our Common Stock issuable upon the conversion of our $1,500,000 outstanding 12% Convertible Notes

•	595,745 shares of our Common Stock issued and issuable upon exercise of stock options

•	392,539 shares of our Common Stock issuable upon exercise of the warrants held by stockholders at a weighted average exercise price of $0.42 per share.

To the extent such stock options or warrants are hereafter exercised resulting in the issuance of additional shares of our Common Stock or shares convertible into Common Stock which are then converted, there will be further dilution to our investors.

Plan of Distribution

We are offering a minimum of 1,000,000 and a maximum of 2,500,000 shares of common stock at a price of $3.00 per share.

The proposed offering will begin as soon as practicable after this offering circular has been qualified by the United States Securities and Exchange Commission, or the Commission or SEC. This offering will terminate when all the shares offered are sold or twelve (12) months from the date of qualification. The minimum purchase requirement for any single investment is $6,000 in shares (2,000 shares); however, we can waive the minimum purchase requirement in our sole discretion. We may but have not yet engaged a member of the Financial Industry Regulatory Authority, or FINRA, to offer our shares to prospective investors on a best efforts basis, and if the FINRA broker becomes a dealer-manager, it will have the right to engage such other FINRA member firms as it determines to assist in the offering. Until we achieve the minimum offering amount, proceeds will be retained in a Rule15c2-4 compliant escrow account with _____, the “Escrow Agent.” Once we achieve the minimum offering amount, proceeds will be disbursed to us and the shares sold will be issued to the investors. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be will be refunded to subscribers without deduction or interest if subscription proceeds of at least the minimum offering amount are not deposited in the escrow account on or before the date that is 12 months following the date of qualification of the offering statement of which this offering circular is a part. We expect to commence the sale of our shares as of the date on which the offering statement of which this offering circular is a part is declared qualified by the Commission, or the SEC qualification date.

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Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our officers, directors and significant members of management, listed on page 35 will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our officers, directors and significant members of management are associated people of the Company as that term is defined in Rule 3a4-l under the Exchange Act, they do not believe that they should be deemed to be a broker for the following reasons:

•	They are not subject to a statutory disqualification as that term is defined in Section 3(a) (39) of the Exchange Act at the time of his participation in the sale of our securities.

•

They will not be compensated for their participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

•	They are not associated people of a broker or dealer at the time of participation in the sale of company securities.

The Company officers and directors will restrict their participation to the following activities:

•

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by an officer or director of the issuer;

•

Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

•	Performing executive and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the Offering Circular will be filed.

Use of Proceeds

We estimate that, at a per share price of $3.00, the net proceeds from the sale of the 2,500,000 shares in this offering will be approximately $7,125,000, after deducting the estimated offering expenses of approximately $375,000.

The net proceeds of this offering will be used to fund the effort for the next stage of our development plan, begin manufacturing and assembly operations, scale up sales and marketing and bring new products to the market.

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Accordingly, we expect to use the proceeds of the Minimum Offering as follows:

Engenavis, Inc. Use of Proceeds (Minimum Offering)
Acquisition of Office Equipment for Associates	$40,000	1.3%
Three Months of Operations	748,000	24.9%
Offering Expenses (1)	150,000	5.0%
Total Engenavis, Inc.	$938,000	31.2%

N4 Power Use of Proceeds
Acquisition of Office / Assembly Equipment for Associates	$109,000	3.6%
Three Months of Operations	984,000	32.8%
Acquisition of 3 months of Beginning Inventory	748,000	24.9%
Total N4 Power Use of Proceeds	$1,841,000	61.4%

N4 Innovations Use of Proceeds
Acquisition of Office Equipment for Associates	$-	0.0%
Acquisition of Vehicles for Conversion Testing	80,000	2.7%
Three Months of Operations	97,000	3.2%
Legal & Filing Fees - Patent Filings	44,000	1.5%
Total N4 Innovations Use of Proceeds	$221,000	7.4%

Total Use of Proceeds	$3,000,000	100.0%

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Accordingly, we expect to use the proceeds of the Maximum Offering as follows:

Engenavis, Inc. Use of Proceeds (Maximum Offering)

Acquisition of Office Equipment for Associates	$40,000	0.5%
Three Months of Operations	723,000	9.6%
Offering Expenses(1)	375,000	5.0%
Total Engenavis, Inc.	$1,138,000	15.1%

N4 Power Use of Proceeds
Acquisition of Office / Assembly Equipment for Associates	$109,000	1.5%
Three Months of Operations	984,000	13.1%
Acquisition of 3 months of Beginning Inventory	748,000	10.0%
Total N4 Power Use of Proceeds	$1,841,000	24.6%

N4 Innovations Use of Proceeds
Acquisition of Office Equipment for Associates	$-	0.0%
Acquisition of Vehicles for Conversion Testing	80,000	1.1%
Three Months of Operations	97,000	1.3%
Legal & Filing Fees - Patent Filings	44,000	0.6%
Total N4 Innovations Use of Proceeds	$221,000	3.0%

N4 Ventures Use of Proceeds
Funds for Potential Acquisitions	$4,000,000	53.3%
Three Months of Operations	300,000	4.0%
Total N4 Ventures Use of Proceeds	$4,300,000	57.3%

Total Use of Proceeds	$7,500,000	100.0%

____________

(1)

Expenses of the offering, estimated to be $375,000 include legal and accounting costs of registration. The amount not paid from the proceeds of the offering will be paid from the Company's existing cash resources.

To the extent we raise less than the Maximum Offering, our focus will be on completing the development of the KinetiCharger and accelerating existing sales opportunities through N4 Power first with limited research and development performed in N4 Innovations. In that event, we would also minimize the activities of N4 Ventures.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our commercialization effort, our product being currently only in the prototype stage, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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Description of Business

Overview

Engenavis, Inc. (the "Company" or “Engenavis”) is a Delaware holding company formed on December 15, 2016. Engenavis’ mission is to provide innovative solutions for the recovery, storage and distribution of affordable, sustainable, clean energy initially to the transportation industry through aftermarket kits that convert gas powered vehicles into hybrids.

Engenavis conducts business through the three following subsidiary limited liability companies:

•

N4 Power, LLC, a Delaware limited liability company formed on May 9, 2017. This subsidiary plans to manufacture, market and sell aftermarket kits and mobile solutions for automobiles, trucks and other vehicles.

•

N4 Ventures, LLC, an Arizona limited liability company formed on July 6, 2017. This subsidiary intends to commercialize new clean energy solutions that fall outside the mobile products sector being served by N4 power.

•

N4 Innovations, LLC a Delaware limited liability company formed April 28, 2016 to perform research and development, develop patented, proprietary products that provide for the recovery, storage and distribution of clean energy.

Our corporate headquarters is located at 8541 E. Anderson Drive, Scottsdale, Arizona 85255. Telephone (480) 550-5922. Our website can be found at www.engenavis.com We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Significant Operational Activities Since Inception

Since inception, the Company has engaged in significant operations, performing the following significant steps and milestones to implement our business plan.

Corporate Formation and Business Operations

•	Incorporated companies in state of Delaware.
•	Obtained and moved into main executive office and warehouse containing 9,166 square feet in Scottsdale, Arizona.

○ Premises located at 8541 E. Anderson Drive, Suite 100, Scottsdale, AZ 85255
○ Move in date of July 1, 2017

•	Opened bank accounts in February 2017 for the Company.
•	Secured initial capital of $1,500,000 from Accredited Investors under the Regulation D, Rule 506 placement concluded July 25, 2017.
•	Created formal accounting records and completed year-end audit for 2016.
•	Developed detailed business plan, including financial statements and projections.
•	Selected and began to purchase needed design, development, lab, and operations equipment
•	Began process to submit applications for various federal and state grants

Sales & Marketing Activities

•	Market research performed, including:

○ Met with fleet managers in the Southwest region and conducted surveys on their business needs.
○ Purchased a database of existing vehicle information by fleet.
○ Determined highest targeted vehicle types for our initial products.
○ Conducted an analysis of other companies operating in the market with similar product offerings

•	Obtained initial verbal commitments from Arizona-based government agencies fleet managers (City of Scottsdale, Maricopa County and City of Glendale) to test initial offerings (KinetiCharger).
•	Acquired domain names (www.engenavis.com and www.n4power.com), created initial websites, videos and product marketing materials.

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Intellectual Property

•

Filed various patent applications, including 2 that are granted with claims, 1 published pending applications, 1 patent continuation, 1 Amendment to the Continuation, 4 unpublished Stand-alone Pending Patent filings, as further described below.

Creation of Board of Directors and Executive Management Team

•	Created Board of Directors, consisting of five members and created standing committees for following areas:

○ Executive, Audit and Compensation

•	Hired 13 Executive Officers and other employees to begin implementing the Company’s business plan

Business and Product Status

We are in the process of developing two initial product lines:

•	KinetiCharger – Designed to provide electric air conditioning for up to 4 hours without the engine running.
•	VaprCharger – Designed to capture waste heat from the catalytic converter and transform it into electricity to be stored in an auxiliary battery pack.

KinetiCharger

We have designed and are in the process of developing commercial prototypes for two separate vehicle models of the KinetiCharger, as follows: follows:

○	Model 1 provides electric AC for up to 4 hours along with 120V electric output and plug-in rechargeable battery pack. The prototype is expected to be completed by August 31, 2017.
○	Model 2 includes the features of Model 1 and also provides hybrid drive assist and remote data logging. The prototype is expected to be complete by September 30, 2017.

We have completed the following development tasks for the KinetiCharger:

•	Completed Model 1.0 prototype
•

Developed list of materials needed for the initial production along with the suppliers for each component. Established vendor relationship with each supplier through purchase orders, and supplies have been received and tested from each supplier.

•	Purchased Chevrolet Tahoe and Ford Explorer (the vehicles recommended by potential fleet clients) for prototypes and product design

To have a final, assembled and ready to sell initial KinetiCharger product, N4 Power needs to complete the following tasks / milestones:

•	Complete Beta-testing with potential agency client (Q3 2017)
•	Develop Model 2.0 digital controls (Q3 2017)
•	Install Model 2.0 in second prototype vehicle (Q4 2017)

We anticipate that we will need approximately $125,000 to complete these tasks. Assuming we have sufficient financial resources and do not encounter any currently unanticipated obstacles to completing these tasks, we estimate we will be able to market the KinetiCharger in the later part of 4th Quarter of 2017. We anticipate an initial retail price of the KinetiCharger to range from approximately $6,000 to $12,000 based on model and features.

VaprCharger

We began prototype development and hired an experienced turbine engineer to work on second product VaprCharger. Prototype development is underway and expected to be complete by the 2nd quarter of 2018.

To have a final, assembled and ready to sell initial VaprCharger product, N4 Power needs to complete the following tasks / milestones:

•	Develop VaprCharger Turbine Components
•	Develop VaprCharger Steam Generator
•	Begin Beta testing of VaprCharger in 1st Quarter 2018

We anticipate that we will need approximately $145,000 to complete these tasks. Assuming we have sufficient financial resources and do not encounter any currently unanticipated obstacles to completing these tasks, we estimate we will be able to market VaprCharger in the second Quarter of 2018. We anticipate an initial retail price of the VaprCharger to range from approximately $4,000 to $5,000 based on model and features.

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N4 Power, LLC

N4 Power’s mission is to provide innovative solutions for the recovery, storage and distribution of affordable, sustainable, clean energy within the automotive and transportation market segments.

The initial product we anticipate selling is called a KinetiCharger. The KinetiCharger is designed to function by converting energy derived from the motion of the vehicle into electricity stored in a battery pack. The stored energy in the battery pack can then be used to power the air conditioner, heater, other electric powered systems and the drivetrain without the engine running. The initial KinetiCharger product provides several hours of electric air conditioning along with powering other vehicle accessories without running the gas-powered engine.

The KinetiCharger has the following technical features:

•	Adaptive – It is installed in a vehicle after purchase as an “aftermarket” add on.
•	Hybrid – It can work with multiple drive train power sources, such as gas engine and electric motor.
•	Anti-idle – It uses engine idle time reduction technology to operate the air conditioning with the engine running.
•	Micro Source – It is designed to create power for non-vehicle sources without drawing power from the power grid.

We believe based solely upon our early working prototype that most gas and diesel-powered fleet vehicles currently on the road today could experience savings in fuel, reductions in carbon emissions and general wear and tear using the KinetiCharger.

The KinetiCharger is designed to fit most common fleet vehicles (SUV’s and Trucks). An early version of the developing prototype has been in service since 2011 in a 2008 Dodge Ram 1500 truck, operating without a single failure in over 100,000 miles of testing. The system worked as designed, not requiring plug-in re-charging in over two years. Our current prototypes are being installed in a 2015 Chevy Tahoe and 2015 Ford Explorer SUV.

The KinetiCharger is comprised of five components, provided as a kit. These components consist of the following:

1) A motor generator unit (MGU) - this motor generator unit serves two purposes; a) generate electricity to charge the battery pack; b) provide electric motor to provide power to the drive train.

2) Lithium or NiMH battery pack – Alternate Power Unit (APU) - the alternate power unit battery pack stores the power generated by the MGU and provides power to run the electric A/C motor, the hybrid motor and the micro source.

3) Electric air conditioning motor (e-A/C) - This motor is attached to the existing standard install A/C compressor and provides the power to drive the compressor.

4) Electronic controls and wiring (ECU) - The electronic controls are the brains of the KinetiCharger. It controls the flow of energy to the electric A/C motor or the hybrid drive motor, and the wiring connects the components to allow energy to be distributed to the various components.

5) Microsource electric inverter - This component allows for the KinetiCharger’s battery pack to be plug-in rechargeable as well as providing a source for 120V or 240V power.

Product Status

To have a final, assembled and ready to sell KinetiCharger, N4 Power needs to complete the following tasks / milestones:

Actions	Completion Date	Cost to Complete
● Completed Model 1.0 prototype (Q3 2017)
● Complete Beta-testing with potential agency client (Q3 2017)
● Develop Model 2.0 digital controls (Q3 2017)	Q4 2017	$125,000
● Install Model 2.0 in second prototype vehicle (Q4 2017)

Assuming we do not encounter any currently unanticipated obstacles to completing these tasks, we estimate we will be able to market the KinetiCharger in the later part of 4th Quarter of 2017. We anticipate an initial retail price of the KinetiCharger to range from approximately $6,000 to $12,000 based on model and features.

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Potential Future Additions to the KinetiCharger Product Line

The Company plans to expand the KinetiCharger product line to retrofit almost any vehicle to provide improved anti-idle hybrid drive and climate control capabilities. The target vehicles for expansion will be high-idle, high volume fleet vehicles, such as emergency vehicles, private security and military. The Company estimates it takes 1 to 2 months to develop new vehicle model versions of the KinetiCharger at the cost of $20,000 to $40,000 per vehicle model. The Company plans to have 10 to 12 additional vehicle models of the KinetiCharger developed in the 12 months following the closing of this offering.

Intellectual Property

N4 Power utilizes the patented and proprietary product designs created by N4 Innovations. Because both companies are wholly owned subsidiaries of Engenavis, N4 Power has the manufacturing, sales and marketing rights free of any license fees.

Marketing Activities

To prepare the sales & marketing activities, our executive team has spent time on marketing research and planning. We learned our initial target market of government agency fleets is well documented in various easy to obtain databases. Our marketing team also has reached out to and interviewed various prospects in the greater Phoenix area, including the City of Scottsdale, City of Glendale and Maricopa County. All three agencies indicated interest in providing vehicles for our initial beta testing.

N4 Power is deploying the following strategies to introduce our technology into the marketplace, focusing primarily on developing a market for fleet sales:

•

Develop contacts and relationships in the Southwest region of the U.S. (Arizona, California, New Mexico and Nevada) with entities such as Maricopa County, Arizona Department of Public Safety, the Cities of Phoenix, Scottsdale, Glendale, Tucson, Surprise, North Las Vegas and Las Vegas Metro PD. The cost associated with this task is estimated at $50,000.

•	Develop N4 Power marketing materials and collateral including conference and exhibition collateral for industry trade shows. The cost associated with this task is estimated at $5,000.
•	Develop and implement a training and installation video to aid in installation of the KinetiCharger. The cost associated with this task is estimated at $10,000.
•

Provide vehicles retrofitted with KinetiCharger prototypes to several of these fleets in the Southwest region, allowing them to use the retrofitted vehicles for a 30 to 90-day verification period to aid in product acceptance. The cost associated with this task is estimated at $75,000.

•	Create and operate N4 Power technical support team to address questions with using KinetiCharger and ensure product performance and quality. The cost associated with this task is estimated at $60,000.
•	Create and operate Sales team including developing leasing options which we plan to be made available at competitive rates. The cost associated with this task is estimated at $40,000.

Product Assembly

N4 Power plans to assemble the KinetiCharger at its Scottsdale Anderson headquarters. Major product components are manufactured by suppliers as follows:

Name of Supplier	Location of Supplier	Component to be Acquired from Supplier
Golden Motors	Jiangsu, China	Electric motors
Ashwoods	Exetur, United Kingdom	Electric controllers
Intermotive	Auburn, California	Idle controllers
ISCO Manufactuing	Bellevue, Washington	Bearings, Plates
NGE Machines	Sunnyvale, California	Bearings, Brackets
Global Innovative Material System, Inc.	Seoul, South Korea	Battery Cells

Currently we have at least one supplier relationship for every component of the KinetiCharger. We plan to continue evaluating quality components from various suppliers, though our preference will be for US made products as much as possible.

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We do not have any written agreements with any of these suppliers, purchasing on a purchase order basis only. There are multiple suppliers for all major components of the KinetiCharger, although the loss of any of our current suppliers may cause short, temporary delays while we secure products from other suppliers. We believe that all of our major components are readily available from other multiple suppliers.

Our Competition and Our Market Position

The U.S. aftermarket space for improving automotive performance contains many entrants. Improving fuel performance in new vehicles, reducing idling and introducing more hybrid and electric drive options receives a lot of attention. There are three primary competitors (GripIdle, Stealth and ZeroRPM) in the idle reduction space, which is the initial target for the N4 Power KinetiCharger, primarily for police vehicles, ambulances and utility trucks.

There is also significant activity in the hybrid space at large from automobile manufacturers such as Fiat, Volvo, Ford, GM, Tesla and BMW.

Based on the Company’s research, there are no known retrofit conversion alternatives with N4 Power’s combination of safety, price, payback, reduced fuel, lower emissions, increased power, enhanced passenger comfort, mobile micro-source, and ease of installation.

Competitive products with fuller featured systems that include larger capacity auxiliary battery packs are priced from $7,000 (no Air Conditioning component) to $15,000 (includes Air Conditioning component) per system. Based upon Company phone interviews and marketing surveys, we believe fleets are using lower featured idle reduction systems varying from controller only systems that have no auxiliary battery power to software only systems.

Following is a table that shows a comparison by feature between the KinetiCharger and its primary competitors.

We will be a small competitor in the industry. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. N4 Power is a startup company that has sold no products. We do have patented technology which is owned by N4 Innovations. We believe these patents will protect our competitive position once we start selling the KinetiCharger. While no known auto manufacturer offers idle reduction and occupant safety devices as an aftermarket product or even an available option for purchase, companies such as Fiat, Volvo, Ford, GM, Tesla, and BMW could enter the market and be a competitive threat.

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Governmental Regulations

CARB and EPA Certifications

The California Air Resources Board, also known as CARB, is the "clean air agency" in the government of California. The United States Environmental Protection Agency (EPA) is an agency of the federal government of the United States which was created for the purpose of protecting human health and the environment.

Manufacturers of add-on and modified parts planning to sell their product for use in California vehicles should apply for an exemption from Vehicle Code Section (VC) 27156. Exempted parts are add-on or modified parts that have undergone an ARB engineering evaluation. If the part or modification is shown to not increase vehicle emissions, it is granted an exemption to emission control system anti-tampering laws. This exemption is called an executive order and allows the modification to be installed on specific emission control vehicles.

Engenavis plans to submit the KinetiCharger design and product descriptions to the EPA to receive an EPA exemption letter indicating our products do not increase emissions. The Company will also be conducting third party testing of the products through a CARB certified testing facility to submit for the CARB executive order.

Any failure to obtain the CARB and EPA certifications may reduce market acceptance of our products which could result in a delay in generating initial revenues and a decrease of sales after we start selling our products.

Tax Credits

There are many federal, state and local incentives such as tax credits that have been a boon to the energy savings market and offer energy tax credits and rebates to encourage fleet managers to lower their energy consumption and carbon emissions which could be accomplished with our KinetiCharger products. These include:

•	Federal and state tax credit programs that are routinely updated annually, some of which are funded by highway taxes
•	Some of these funds are specific to certain fleet or vehicle types such at “transit” fleets or “diesel” powered vehicles as well as more open-ended ICE equipped vehicles
•

The vast majority of these programs (highway tax funded, etc.) often have a pre-allocated amount of money earmarked for each state and once a state agency indicates that they are willing to “manage” this fund, that amount automatically is provided. Each state, then typically uses an RFP or application process to get these funds distributed to specific awarded agencies and fleets

•

The “penalty” related funds are derived most commonly from companies having been fined for some type of emissions related violation, as in the case of VW having been fined billions of dollars as a penalty for cheating on emissions testing

The amount of rebates varies by program, but some are generous enough to cover 30-50% of our product’s purchase price. These incentives dramatically lower the cost of purchasing energy savings products like KinetiCharger. The loss of these incentives could result in a decrease of sales if and after we start selling our products.

Personnel

Currently N4 Power has three fulltime associates and one part-time associate. The fulltime associates consist of its CEO, VP of Sales & Marketing and Director of Product Support. The part-time associate is our Chief Financial Officer, who shares his time working in all of our subsidiaries and Engenavis. We plan to add additional hires as we get closer to realizing sales in the 4th quarter of 2017.

N4 VENTURES, LLC

N4 Ventures, LLC, formed in July 2017 as a subsidiary of Engenavis, intends to commercialize new clean energy solutions that fall outside the mobile products sector anticipated to be served by N4 Power. The Company plans to create an acquisition policy and process by August 31, 2017 with a focus on optimizing clean energy productivity.

As of the date of this Offering Circular, we have no contracts, agreements or commitments to acquire any patents or acquisitions.

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Business and Product Status

Engenavis initial focus will be on N4 Power and its initial suite of products to generate revenue within the early years. The Company, however, believes that an active strategic partnership, merger and acquisition effort is also important to expand the Company’s product offerings and revenues.

Intellectual Property

Currently there are no patents or trademarks residing in N4 Ventures.

Personnel

Currently N4 Ventures contains one full and one part-time officers. Current activities of the division are also conducted by members of the Engenavis executive team on a part-time basis as warranted. As activities begin to ramp up, adequate personnel will be added on both a full and part-time basis.

N4 INNOVATIONS, LLC

N4 Innovations’ mission is to research and develop innovative solutions for the recovery, storage and distribution of affordable, sustainable, clean energy.

Intellectual Property

N4 Innovations has filed various patents with the USPTO, including 2 granted and 1 published pending applications, 1 Patent continuation, 1 Amendment to the Continuation and 4 unpublished Stand-alone Pending Patent filings. Following is a list of the Company’s patents and patent filings, along with a description of the more important patent claims.

Patent	Application Number	Product	Market	Status	Duration / Expires
Method for Creating Energy Sources for a Vehicle Drive System	Non-provisional U.S. Patent No. 7,227,274

VaprCharger, VaprCat/Steam Generator, VaprCharger Hybridrive, HydroCharger Metal Hydride Compression, RADS Alternators, Hydrogen Fuel Procesor, Hydro-Turbine Hybride, Internal Combustion Tesla Turbine Hybrid, CO2 Emissions Scrubber/Carbon Collector

			US	Active	20 years / June 5, 2027
Continuation: Method for Creating Energy Sources for a Vehicle Drive System	Non-provisional U.S. Patent No. 7,808,118		US	Active	20 Years /October 5, 2030
Vehicle Occupant Protection And Engine Idle Reduction System	No 62/071,519 Filed on September 25, 2014 Pub. No US 2016/0090958 (Pending)	Vehicle occupant protection, engine idle Reduction system	US INTL	Patent Pending, not published.
Amendment to Vehicle Occupant Protection And Engine Idle Reduction System	No 62/071,519 Filed on September 25, 2014. Serial No 14/861/883 re-filed September 22, 2015 (Pending)	Vehicle occupant protection, engine idle Reduction system	US INTL	Patent Pending, not published.
Methods For Generating And Storing Electricity And Managing Temperature For A Vehicle	Continuation Application Serial No. 14/861/883 filed September 22, 2015, claiming benefits of U.S. Provisional Application Serial No. 62/071,519	Automotive temperature management and electricity storage system	US INTL	Patent Pending, not published.
A process for converting a vehicle's mechanically driven air conditioning compressor to an electro-mechanical air conditioning compressor.	US2017-15/475,763Continuation Preliminary Amendment filed March 31, 2017	A process for converting a vehicle’s mechanically driven air conditioning compressor to operate as an electro-mechanical air conditioning compressor	US INTL	Patent Pending, not published.
Process for Coupling an electric motor generator unit to an engine of a vehicle

A Divisional of U.S. application serial No. 15/475,763 Filed March 31, 2017, which was a continuation-in-part of U.S. Serial No. 14/861,883, claiming benefits of U.S. Provisional Application Serial No. 62/071,519, filed September 25, 2014.

		Processes for converting and adapting a vehicle into a hybrid-driven vehicle include coupling an electric motor generator unit to an engine of the vehicle	US INTL	Patent Pending, not published.
System and process for managing the temperature of rechargeable vehicle batteries

A Divisional of U.S. application serial No. 15/475,763 Filed March 31, 2017, which was a continuation-in-part of U.S. Serial No. 14/861,883, claiming benefits of U.S. Provisional Application Serial No. 62/071,519, filed September 25, 2014.

			US INTL	Patent Pending, not published.

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Following is a list of approved and pending trademark filings for Engenavis.

Trademark	Application Number	Filing Date	Status	Duration / Expires
Engenavis		US	Pending	6 years from approval for initial term, then renewed at ten year intervals.
N4 Power		US	Pending	6 years from approval for initial term, then renewed at ten year intervals
N4 Innovation		US	Pending	6 years from approval for initial term, then renewed at ten year intervals
N4 Energy		US	Pending	6 years from approval for initial term, then renewed at ten year intervals
KinetiCharger	87/312,912	01/24/2017	Pending	6 years from approval for initial term, then renewed at ten year intervals
VaprCharger	87/310,332	01/23/2017	Approved, awaiting publication result	6 years from approval for initial term, then renewed at ten year intervals
HydroCharger	87/312,330	01/24/2017	Pending	6 years from approval for initial term, then renewed at ten year intervals

Product Description and Status

N4 Innovations is currently developing the prototypes of the VaprCharger product. The product captures waste heat from the catalytic converter, transforms it into electricity which is stored in the N4 Power auxiliary battery pack. This product builds upon the N4 Power KinetiCharger product by providing additional clean energy that can power the vehicle’s hybrid drive and electric air conditioning or heater system. The VaprCharger utilizes the Company’s proprietary steam turbine and a waste heat capture system.

Once the product is developed and tested, it could be licensed to N4 Power as an additional product to manufacture, assemble and sell through fleet managers. Management believes the VaprCharger product could be ready for market by the 2nd quarter of 2018. In order to have a final, assembled and ready-to-sell initial VaprCharger and continue the development of other future Engenavis products, N4 Innovations first needs to complete the following:

(Cost of $145,000, which will come from current cash flows and future revenues)

•	Develop VaprCharger Turbine Components
•	Develop VaprCharger Steam Generator
•	Begin Beta testing of VaprCharger in 1st Quarter 2018
•	VaprCharger sales begin in 2nd quarter 2018

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Governmental Regulation

As with the KinetiCharger products, N4 Innovations plans to submit the new products, such as the VaprCharger design and product descriptions to the EPA in order to receive an EPA exemption. The Company plans to also conduct third party testing of the products through a CARB certified testing facility in order to submit for the CARB executive order. Each product submitted takes approximately 6 months to complete the certification process at a cost of approximately $20,000.

Personnel

Currently N4 Innovations has three fulltime associates and one part-time associate. The fulltime associates consist of its CEO and Engenavis Chief Inventor, Bruce Berkson, a Chief Mechanic and a Product Development Engineer. The part-time associate is our Chief Financial Officer, who shares his time working in all of the Engenavis subsidiaries. We plan to add additional hires, primarily engineers, as we begin working on additional potential products.

Description of Property

The Company executed a five-year lease in North Scottsdale Arizona, moving into the 9,166 square feet of office and warehouse space in early July 2017. The lease details are as follows:

1.	Month 1 through 5:	$0.450 per square feet ($4,124.70 per month)
2.	Month 5-12:	$0.900 per square feet ($8,249.40 per month)
3.	Month 13-24:	$0.925 per square feet ($8,478.55 per month)
4.	Month 25-36:	$0.950 per square feet ($8,707.70 per month)
5.	Month 37-48:	$0.975 per square feet ($8,936.85 per month)
6.	Month 49-60:	$1.000 per square feet ($9,166.00 per month)

This office will be the headquarters for Engenavis as well as housing our sales & marketing, assembly and shipping/fulfillment operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Engenavis, Inc. (the "Company" or “Engenavis”) is a Delaware holding company formed on December 15, 2016. Engenavis’ mission is to provide innovative solutions for the recovery, storage and distribution of affordable, sustainable, clean energy initially to the transportation industry through aftermarket kits that convert gas powered vehicles into hybrids.

The Company also began designing commercial prototypes of our initial product offering - the KinetiCharger adaptive hybrid anti-idle micro source system. We currently are in the process of developing the actual prototypes for two separate vehicle models currently being utilized in our initial target market.

The first model provides electric air conditioning for up to 4 hours along with a 120V electric output and plug-in rechargeable battery pack. The prototype should be ready for beta testing in the later part of the 3rd quarter of 2017. The second model includes the features of the first model and also provides hybrid drive assist and remote data logging. This prototype is anticipated to be completed and ready for beta testing in the 4th quarter of 2017.

Along with the activities of our KinetiCharger, the team is starting development on a second product, the VaprCharger, a device that creates clean energy by converting heat from the exhaust and the catalytic converter to electricity by employing a high-efficiency heat exchanger steam generator that can power a patented micro-turbine. The design work for the VaprCharger will begin in the 3rd quarter of 2017 with commercialization anticipated to occur in mid-2018.

The Company owns filed patents with the US Patent Office for the products mentioned above, plus we have filed additional patent applications for future products on our drawing board in N4 Innovations.

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Liquidity and Capital Resources

As of July 31, 2017 Engenavis has approximately $600,000 in cash on-hand. We have spent $1.1 million on development of our business from inception on December 15, 2016 to July 31, 2017.

We anticipate our cash needs for the next 12 months for traditional operations to be as follows:

•	$125,000 to complete development of the KinetiCharger products
•	$40,000 to create sales & marketing operations
•	$145,000 to complete development of VaprCharger product
•	$60,000 to obtain additional shop and laboratory equipment
•	$37,500 to complete patent book for current products in development
•	$2,200,000 to obtain raw materials for inventory
•	$280,000 to obtain various vehicles for development of products
•	$5,000,000 in associate wages and benefits
•	$4,200,000 in day-to-day operating costs (excludes associate wages and benefits)

Total: $12,087,500

As shown above, we anticipate we will incur approximately $12,000,000 in additional expenses to continue to fully implement our business plan in the next 12 months. We anticipate additional costs associated with our going and staying public in the next 12 months of approximately $150,000. Accordingly, once sales activities have commenced we estimate a burn rate of approximately $400,000 per month. Accordingly, we currently do not have sufficient funds available to fund all of our operational and SEC related expenses as set forth above during the next 12 months unless we raise additional capital from the offering and other sources such as long-term loans, and generate additional funds from sales of the KinetiCharger. If we do not raise additional capital and successfully commence sales of our planned products, implementation of our business plan will be delayed.

We are a development stage company and are in the process of developing our products. Consequently, we have not generated revenues as of the date of this Offering Circular. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2017. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued financial support from our officers and stockholders who are not obligated to provide any additional financing. If funds are not available from this offering or these loans, implementation of our business plan will be delayed.

Directors, Executive Officers and Significant Employees

The following table sets forth information regarding our executive officers, directors and significant members of management.

Name	Age	Position	Approx Hrs Per Week

George M. Weiss	75	CEO and Executive Chairman of the Board of Engenavis	30
Arlene Pfeiff	51	Executive VP of Investor Relations & Strategic Planning, Board Member of Engenavis	20
Thomas L. Lagerhausen	60	Chief Financial Officer of Engenavis and each subsidiary	20
James L. LoPresti	55	Chief Operating Officer of Engenavis and CEO of N4 Power, LLC, Board Member of Engenavis	Full Time
Rudy Garcia	61	VP of Sales and Marketing for N4 Power, LLC	Full Time
Sean R. Scherer	33	Director of Product Support for N4 Power, LLC	Full Time
Bruce B. Berkson	62	Chief Inventor of Engenavis and CEO of N4 Innovations, LLC, Board Member of Engenavis	Full Time
George Roundy	61	Director of Special Projects and Board Member of Engenavis	20
Tommy L. Andrews	66	Executive VP of Corporate Development of Engenavis	Full Time

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Narrative about our Officers and Directors

Engenavis

George M. Weiss joined Engenavis as Co-Founder, CEO and Executive Chairman upon formation in December 2016. Since June 1992 to date, Mr. Weiss has been CEO at Beechtree Capital, LLC., a business venture company. Mr. Weiss brings to the Board extensive experience in mentoring and coaching numerous start-up and emerging companies including over 30 private, NYSE and American Stock Exchange companies and not-for profit companies and institutions. He has a Bachelor of Arts degree from Bowling Green University and Master of Arts and Juris Doctor Degrees from New York University.

Arlene Pfeiff joined Engenavis in January 2017 as Executive VP of Strategic Planning and Investor Relations. Since January 2011 to date, she has been CEO for GAINS Equity Management, investment business consulting company. She brings to the Board her experience in advising concerning public offerings under Regulation A+ under the Jobs Act of 2012. She also brings to Engenavis management her experience as Vice President at American Express for over 10 years in a number of global divisions.

Thomas L. Lagerhausen joined as CFO of Engenavis in June 2017. From March 2015 to June 2017 Mr. Lagerhausen was CFO of Novas Energy, a Canadian energy consulting company in the Oil and Gas Industry. He was CFO of Energy Conservation Management, an Arizona start-up that commercialized a clean solution to optimize industrial boiler gas consumption from January 2012 to February 2015. He was CFO of Renegy Holdings, an Arizona public company that operated a biomass power plant from December 2007 to December 2011. He was Director of Mergers & Acquisitions for eFunds Corporation, a NYSE corporation in the electronic payments space from December 2002 to November 2007. In 2001 and 2002 he was a Financial and mergers / acquisition consultant working for companies like Starwood, Shamrock Foods and eFunds. In1999 and 2000, he was Chief Accounting Officer for Ugly Duckling Car Sales, a public company. He has two Bachelor of Arts degrees in accounting and business administration from Augustana College, a master of business administration from the Keller Graduate School of Management, and a certified public accountant certificate from the State of Missouri.

N4 Power

James L. LoPresti joined as CEO of N4 Power and COO for Engenavis in April 2017. From September 2012 to May 2017, he was president of Enterprise Excellence Associates, an organizational improvement consulting firm. From June 2011 to September 2012, he was Vice President of Operational Excellence at RSC Equipment Rental, a construction equipment rental company. From September 2010 to June 2011, he was President with Enterprise Excellence Associates, an organizational improvement consulting firm. From April 2007 to September 2010 he was President & CEO at Auto Safety House, a bus and truck fleet sales and service company. He has a bachelor of science mechanical engineering technology and master of business administration from University of Southern Colorado.

Rudy Garcia joined N4 Power as Vice President of Sales and Marketing in May of 2017. From August 2011 to May 2017 he was VP of Sales and Marketing for Verdek, LLC, a Clean Energy Fuel Solutions (EVs and CNG/LNG). He has a Bachelor of Science degree in business administration from the University of Phoenix.

Sean R. Scherer joined N4 Power in February 2017 as Director of Product Support. From June 2015 to July he was Director of the Electric Vehicle Division for Gruber Electric Vehicles, a power systems sales, installation and remanufacturing company. From October 2012 to June 2015, he was self-employed at Ahimsa Medical Center, a neuropathic medical facility.

N4 Innovations

Bruce B. Berkson joined Engenavis in December 2016 as Co-Founder and Chief Inventor, and he also serves as CEO of N4 Innovations, LLC. From October 2001 to December 2016, he was the managing partner of AZInvents, where he originally developed several patented technologies for the auto industry. From January 2008 to July 2012, he was General Manager for REVConversion, an electric vehicle conversion and conversion kit sales company.

N4 Ventures

George Roundy joined Engenavis as CFO and Director in January 2017. In June 2017, he became Director of Special Projects while continuing to be a member of the board of Engenavis. Since December 2015 to date he is CEO/CFO and Director of ICT, a heating, ventilation and air conditioning industries product company. From August 2010 to December 2016 he was Chief Financial Officer of GAINS Equity Management, LLC, business consulting. He brings extensive management and financial experience from his activities at GAINS where he manages the finances of the companies and oversees the tax accounting filings.

Tommy L. Andrews joined Engenavis as Executive Vice President of Corporate Development in June 2017. From January 2012 to June 2017, he was CEO of Energy Conservation Management, an energy consulting company. He has a Bachelor of Science degree in business administration from Bucknell University and a Master of Business Administration degree from the University of Colorado in Boulder, Colorado.

31

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in certain legal proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1)

A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

(2)	Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Compensation of Directors and Executive Officers

The following table represents information regarding the total compensation earned by the three highest paid individuals who served as an executive officer or director of the Company as of its only fiscal year ended December 31, 2016.

Summary Compensation Table for 2016

Name and Principle Position	Year	Salary Monthly	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total Monthly

George Weiss	2016	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Bruce Berkson	2016	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Employment Agreements with Directors and Executive Officers

Effective July 1, 2017, the Company entered into an employment agreement with George M. Weiss, CEO of Engenavis. The agreement is for a term of five years and provides Mr. Weiss with a beginning annual base salary of $96,000. Beginning on January 6, 2018, and provided that the Company has obtained at least $1,000,000.00 from this offering, the Company shall increase Mr. Weiss’ base salary to an amount determined by the Board of Directors of Engenavis, in their discretion, to be commensurate with CEO’s of similar companies in the location of the Company’s headquarters; provided, however, that the base annual salary as of January 6, 2018 shall not be less than $150,000.00.

Effective July 1, 2017, the Company entered into an employment agreement with Bruce Berkson, Chief Inventor. The agreement is for a term of five years and provides Mr. Berkson with a beginning annual base salary of $120,000. Beginning on January 6, 2018, and provided that the Company has obtained at least $1,000,000.00 from this offering, the Company shall increase Mr. Berkson’s base salary to an amount determined by the Board of Directors of Engenavis, in their discretion, to be commensurate with similar duties of similar companies in the location of the Company’s headquarters; provided, however, that the base annual salary as of January 6, 2018 shall not be less than $150,000.00.

Effective July 1, 2017, the Company entered into an employment agreement with James LoPresti, Chief Operations Officer of Engenavis. The agreement is for a term of five years and provides Mr. LoPresti with an annual base salary of $250,000.

32

Effective July 1, 2017, the Company entered into an employment agreement with Thomas Lagerhausen, Chief Financial Officer. The agreement is for a term of five years and provides Mr. Lagerhausen with an annual base salary of $120,000 in exchange for 80 hours a month.

Effective July 1, 2017, the Company entered into an employment agreement with Arlene Pfeiff, EVP of Strategic Planning and Investor Relations. The agreement is for a term of five years and provides Ms. Pfeiff with a beginning annual base salary of $84,000. Beginning on January 6, 2018, and provided that the Company has obtained at least $1,000,000.00 from this offering, the Company shall increase Ms. Pfeiff’s base salary to an amount determined by the Board of Directors of Engenavis, in their discretion, to be commensurate with EVP’s with similar duties of similar companies in the location of the Company’s headquarters; provided, however, that the base annual salary as of January 6, 2018 shall not be less than $100,000.00.

On January 10, 2017 Ms. Pfeiff also received a Restricted Stock Purchase Agreement that allows Ms. Pfeiff to purchase 140,192 shares of common stock for $0.0001 per share. The agreement calls for the following vesting schedule:

Date Shares Vested	Number of Shares Vested
January 10, 2017	56,077
March 10, 2017	10,514
June 10, 2017	10,514
September 10, 2017	10,514
December 10, 2017	10,514
March 10, 2018	10,514
June 10, 2018	10,515
September 10, 2018	10,515
December 10, 2018	10,515

Effective July 1, 2017, the Company entered into an employment agreement with George Roundy, Director of Special Projects. The agreement is for a term of five years and provides Mr. Roundy with a beginning annual base salary of $84,000. Beginning on January 6, 2018, and provided that the Company has obtained at least $1,000,000.00 from this offering, the Company shall increase Mr. Roundy’s base salary to an amount determined by the Board of Directors of Engenavis, in their discretion, to be commensurate with directors’ with similar duties of similar companies in the location of the Company’s headquarters; provided, however, that the base annual salary as of January 6, 2018 shall not be less than $100,000.00.

On January 10, 2017 Mr. Roundy also received a Restricted Stock Purchase Agreement that allows Mr. Roundy to purchase 140,192 shares of common stock for $0.0001 per share. The agreement calls for the following vesting schedule:

Date Shares Vested	Number of Shares Vested
January 10, 2017	56,077
March 10, 2017	10,514
June 10, 2017	10,514
September 10, 2017	10,514
December 10, 2017	10,514
March 10, 2018	10,514
June 10, 2018	10,515
September 10, 2018	10,515
December 10, 2018	10,515

Effective July 1, 2017, the Company entered into an employment agreement with Rudy Garcia, Vice President of Sales and Marketing. The agreement is for a term of five years and provides Mr. Garcia with a beginning annual base salary of $84,000 and commission payments equal to 5% of gross profits on product sales. Gross profit is defined as Gross Revenues less standard cost of direct materials and direct labor to assemble a product category.

33

Mr. Garcia also received a Restricted Stock Purchase Agreement that allows Mr. Garcia to purchase 56,077 shares of common stock for $0.0001 per share. The agreement calls for the following vesting schedule:

Date Shares Vested	Number of Shares Vested
June 10, 2017	7,009
September 10, 2017	7,009
December 10, 2017	7,009
March 10, 2018	7,010
June 10, 2018	7,010
September 10, 2018	7,010
December 10, 2018	7,010
March 10, 2019	7,010

Director Compensation

Currently the members of Engenavis’ Board of Directors are not compensated for board related activities.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END December 31, 2016

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

George Weiss	0	0	0			0	0	0	0
Bruce Berkson	0	0	0			0	0	0	0

No option awards, unexercised options, unvested stock awards or equity incentive plan awards were granted to our named executive officers during fiscal year ended at December 31, 2016.

Stock Incentive Plan

During December 2016, the Company established the 2016 Stock Incentive Plan (“Plan”). The Plan provides for the grant of 1,000,000 shares of restricted common stock or the grant of stock options. In June 2017, the board increased the 2016 Stock Incentive Plan to grant 2,500,000 shares of restricted common stock or the grant of stock options. During 2017 the Company issued 595,475 shares through Stock Options to key executives and significant members of management.

34

The individuals receiving stock options for 595,475 are:

•

On April 1, 2017, the Company granted an option to purchase 280,385 shares of common stock to James LoPresti, Chief Operations Officer of Engenavis, Inc. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
October 1, 2017	23,365
December 10, 2017	23,365
March 10, 2018	23,365
June 10, 2018	23,365
September 10, 2018	23,365
December 10, 2018	23,365
March 10, 2019	23,365
June 10, 2019	23,366
September 10, 2019	23,366
December 10, 2019	23,366
March 10, 2020	23,366
June 10, 2020	23,366

•

On May 15, 2017 the Company granted an option to purchase 62,744 shares of common stock to Rudy Garcia, Vice President of Sales and Marketing Chief Operations. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
May 15, 2017	13,676
June 10, 2017	7,009
September 10, 2017	7,009
December 10, 2017	7,010
March 10, 2018	7,010
June 10, 2018	7,010
September 10, 2018	7,010
December 10, 2018	7,010

•

On March 1, 2017 the Company granted an option to purchase 112,154 shares of common stock to Diamond Lauffin, a consultant engaged by Engenavis. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vestedu	Number of Shares Vested
March 1, 2017	14,019
June 10, 2017	14,019
September 10, 2017	14,019
December 10, 2017	14,019
March 10, 2018	14,019
June 10, 2018	14,019
September 10, 2018	14,020
December 10, 2018	14,020

•

On April 1, 2017 the Company granted an option to purchase 28,038 shares of common stock to Ronald Chase, Director of Product Development. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
April 1, 2017	3,504
June 10, 2017	3,504
September 10, 2017	3,505
December 10, 2017	3,505
March 10, 2018	3,505
June 10, 2018	3,505
September 10, 2018	3,505
December 10, 2018	3,505

35

•

On April 1, 2017 the Company granted an option to purchase 112,154 shares of common stock to Sean Scherer, Director of Product Support. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
June 10, 2018	56,077
September 10, 2018	14,019
December 10, 2018	14,019
March 10, 2019	14,019
June 10, 2019	14,020

The Company also issued warrants for 392,539 shares to the following individuals:

•

On May 19, 2017 the Company granted warrants to purchase 56,077 shares of common stock to George Roundy, Director of Special Projects. The warrants have an exercise price per share of $0.50 and vested on July 13, 2017.

•

On June 1, 2017 the Company granted warrants to purchase 112,154 shares of common stock to James LoPresti, Chief Operations Officer. The warrants have an exercise price per share of $0.50 and vested on June 1, 2017.

•

On May 19, 2017 the Company granted warrants to purchase 56,077 shares of common stock to Beechtree Capital, owned by CEO George M. Weiss. The warrants have an exercise price per share of $0.50 and vested on May 19, 2017.

•

On May 19, 2017 the Company granted warrants to purchase 56,077 shares of common stock to Arlene Pfeiff, EVP of Strategic Planning and Investor Relations. The warrants have an exercise price per share of $0.50 and vested on July 13, 2017.

•

On June 12, 2017 the Company granted warrants to purchase 56,077 shares of common stock to Michael Williams, principal of Williams Securities Law Firm, P.A. The warrants have an exercise price per share of $0.0017832 ($100 for all 56,077 shares) and vested on June 12, 2017.

Security Ownership of Management and Certain Security Holders

The following tables set forth the ownership, as of the date of July 31, 2017, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock and our directors and officers as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 8541 E. Anderson Drive, Suite 100, Scottsdale, AZ 85255.

Name	Number of Shares of Common Stock	Number of Shares Acquirable	Percentage before Offering	Percentage after Offering
George M. Weiss [1]	3,020,250	112,154	48.6%	35.0%
Bruce B. Berkson	2,551,500	---	39.6%	28.5%
Arlene Pfeiff [2]	296,442	56,077	5.5%	3.9%
George Roundy [3]	140,192	56,077	3.0%	2.2%
James LoPresti [4]	---	23,365	0.4%	0.3%
Rudy Garcia [5]	56,077	27,694	1.3%	0.9%
All executive officers and directors as a group [9 persons]	6,064,461	275,367	98.3%	70.8%

_____________

[1] Includes 312,500 shares owned by Beechtree Capital of which Mr. Weiss is the principal and beneficial owner.

36

[2] Includes 156,250 shares acquired by Ms. Pfeiff on January 30, 2017 at a price of $0.16 per share. Also includes the following options/warrants to acquire additional shares of Common Stock either currently exercisable or exercisable within the next 60 days: On January 10, 2017 Ms. Pfeiff received a Restricted Stock Purchase Agreement that allows Ms. Pfeiff to purchase 140,192 shares of common stock for $0.0001 per share. The agreement calls for the following vesting schedule:

Date Shares Vested	Number of Shares Vested
January 10, 2017	56,077
March 10, 2017	10,514
June 10, 2017	10,514
September 10, 2017	10,514
December 10, 2017	10,514
March 10, 2018	10,514
June 10, 2018	10,515
September 10, 2018	10,515
December 10, 2018	10,515

[3] Includes the following options/warrants to acquire additional shares of Common Stock either currently exercisable or exercisable within the next 60 days: On January 10, 2017 Mr. Roundy received a Restricted Stock Purchase Agreement that allows Mr. Roundy to purchase 140,192 shares of common stock for $0.0001 per share. The agreement calls for the following vesting schedule:

Date Shares Vested	Number of Shares Vested
January 10, 2017	56,077
March 10, 2017	10,514
June 10, 2017	10,514
September 10, 2017	10,514
December 10, 2017	10,514
March 10, 2018	10,514
June 10, 2018	10,515
September 10, 2018	10,515
December 10, 2018	10,515

[4] Includes the following options/warrants to acquire additional shares of Common Stock either currently exercisable or exercisable within the next 60 days. On April 1, 2017 the Company granted an option to purchase 280,385 shares of common stock to James LoPresti, Chief Operations Officer of Engenavis, Inc. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
October 1, 2017	23,365
December 10, 2017	23,365
March 10, 2018	23,365
June 10, 2018	23,365
September 10, 2018	23,365
December 10, 2018	23,365
March 10, 2019	23,365
June 10, 2019	23,366
September 10, 2019	23,366
December 10, 2019	23,366
March 10, 2020	23,366
June 10, 2020	23,366

37

[5] Includes the following options/warrants to acquire additional shares of Common Stock either currently exercisable or exercisable within the next 60 days. On May 15, 2017 the Company granted an option to purchase 62,744 shares of common stock to Rudy Garcia, Vice President of Sales and Marketing Chief Operations. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
May 15, 2017	13,676
June 10, 2017	7,009
September 10, 2017	7,009
December 10, 2017	7,010
March 10, 2018	7,010
June 10, 2018	7,010
September 10, 2018	7,010
December 10, 2018	7,010

Mr. Garcia also received a Restricted Stock Purchase Agreement that allows Mr. Garcia to purchase 56,077 shares of common stock for $0.0001 per share. The agreement calls for the following vesting schedule:

Date Shares Vested	Number of Shares Vested
June 10, 2017	7,009
September 10, 2017	7,009
December 10, 2017	7,009
March 10, 2018	7,010
June 10, 2018	7,010
September 10, 2018	7,010
December 10, 2018	7,010
March 31, 2019	7,010

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Except as set forth above, applicable percentages are based upon 5,910,245 shares of common stock outstanding as of July 31, 2017 and 8,410,245 shares of common stock outstanding assuming sale of all the shares in this Offering.

Interest of Management and Others in Certain Transactions

During December 2016, two officers, George M. Weiss and Bruce Berkson, were each issued an aggregate of 2,551,500 shares of common stock for services valued at $0.001 per share. The price of the common stock issued to the officers was arbitrarily determined and bears no relationship to any objective criterion of value. At the time of issuances, the Company was recently formed and did not possess any material assets. As of December 31, 2016, 5,103,000 shares were issued and outstanding.

Board Composition and Director Independence

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors.

Our board of directors currently consists of five members, each of which is currently an executive officer in the Company. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his or her earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we will seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

38

Board Committees

The Board of Directors established three standing committees to assist in the oversight of the Company’s operations. 1) The Executive Committee, which will review major issues the Company faces, make preliminary decisions for discussion and voting at the next full board meeting and handle routine matters that would otherwise take up the full board’s limited time. 2) The Audit Committee, which will provide oversight of the financial process, the audit process, the system of internal controls and compliance with laws and regulations, and 3) the Compensation Committee, which will define the Company’s overall executive compensation philosophy and, with approval by the full Board, administer all elements of compensation for elected corporate officers. Each committee operates under a charter that has been approved by the full Board of Directors. We have one director who serves as chairman of such committees, and each committee has one or two additional members of the board as members of the committee.

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.0001. As of the date of this Offering Circular, there are 6,120,537 shares of our common stock issued and outstanding.

Common Stock: Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the common shares can determine solely, the election of our directors, or any other matters. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock: We have not issued any preferred stock.

Options and Warrants

During December 2016, the Company established the 2016 Stock Incentive Plan (“Plan”). The Plan provides for the grant of 1,000,000 shares of restricted common stock or the grant of stock options. In June 2017, the board increased the 2016 Stock Incentive Plan to grant 2,500,000 shares of restricted common stock or the grant of stock options. During 2017 the company issued 595,475 shares through Stock Options to key executives and significant members of management.

The individuals receiving stock options for 595,475 are:

•

On April 1, 2017 the Company granted an option to purchase 280,385 shares of common stock to James LoPresti, Chief Operations Officer of Engenavis, Inc. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
October 1, 2017	23,365
December 10, 2017	23,365
March 10, 2018	23,365
June 10, 2018	23,365
September 10, 2018	23,365
December 10, 2018	23,365
March 10, 2019	23,365
June 10, 2019	23,366
September 10, 2019	23,366
December 10, 2019	23,366
March 10, 2020	23,366
June 10, 2020	23,366

39

•

On May 15, 2017 the Company granted an option to purchase 62,744 shares of common stock to Rudy Garcia, Vice President of Sales and Marketing Chief Operations. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
May 15, 2017	13,676
June 10, 2017	7,009
September 10, 2017	7,009
December 10, 2017	7,010
March 10, 2018	7,010
June 10, 2018	7,010
September 10, 2018	7,010
December 10, 2018	7,010

•

On March 1, 2017 the Company granted an option to purchase 112,154 shares of common stock to Diamond Lauffin, a consultant engaged by Engenavis. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
March 1, 2017	14,019
June 10, 2017	14,019
September 10, 2017	14,019
December 10, 2017	14,019
March 10, 2018	14,019
June 10, 2018	14,019
September 10, 2018	14,020
December 10, 2018	14,020

•

On April 1, 2017 the Company granted an option to purchase 28,038 shares of common stock to Ronald Chase, Director of Product Development. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
April 1, 2017	3,504
June 10, 2017	3,504
September 10, 2017	3,505
December 10, 2017	3,505
March 10, 2018	3,505
June 10, 2018	3,505
September 10, 2018	3,505
December 10, 2018	3,505

•

On April 1, 2017 the Company granted an option to purchase 112,154 shares of common stock to Sean Scherer, Director of Product Support. The options have an exercise price per share of $0.16 and vest on the following dates:

Date Shares Vested	Number of Shares Vested
June 10, 2018	56,077
September 10, 2018	14,019
December 10, 2018	14,019
March 10, 2019	14,019
June 10, 2019	14,020

40

During 2017, the company issued 392,539 shares through warrants to key executives and external consultants. Individuals receiving warrants are:

•

On May 19, 2017 the Company granted a warrant to purchase 56,077 shares of common stock to George Roundy, Director of Special Projects. The warrants have an exercise price per share of $0.50 and vested on July 13, 2017.

•

On June 1, 2017 the Company granted a warrant to purchase 112,154 shares of common stock to James LoPresti, Chief Operations Officer. The warrants have an exercise price per share of $0.50 and vested on June 1, 2017.

•

On May 19, 2017 the Company granted a warrant to purchase 56,077 shares of common stock to Beechtree Capital, owned by CEO George M. Weiss. The warrants have an exercise price per share of $0.50 and vested on May 19, 2017.

•

On May 19, 2017 the Company granted a warrant to purchase 56,077 shares of common stock to Arlene Pfeiff, EVP of Strategic Planning and Investor Relations. The warrants have an exercise price per share of $0.50 and vested on July 13, 2017.

•

On June 12, 2017 the Company granted a warrant to purchase 56,077 shares of common stock to Michael Williams, principle for Williams Securities Law Firm, P.A. The warrants have an exercise price per share of $0.0017832 ($100 for all 56,077 shares) and vested on June 12, 2017.

Certain Anti-Takeover Effects

Delaware law and certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders that is not first approved by our board of directors. This could occur even if our shareholders receive an attractive offer for their shares or if a substantial number or even a majority of our shareholders believe the takeover may be in their best interest. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain approval from our board of directors prior to pursuing a transaction. Provisions that could delay, deter or inhibit a future acquisition or change in control include the following:

•	the ability of our board of directors to amend our bylaws without shareholder approval;

•	Delaware statutes which restrict or prohibit "control share acquisitions" and certain transactions with affiliated parties and permit the adoption of "poison pills" without shareholder approval.

These provisions could also discourage bids for our common stock at a premium and cause the market price of our common stock to decline. In addition, these provisions may also entrench our management by preventing or frustrating any attempt by our shareholders to replace or remove our current management.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into his Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Tom Lagerhausen at our executive offices. The telephone number is (480) 861-4500. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

41

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

42

Engenavis, Inc.

Financial Statements

43

To the Stockholders of

Engenavis, Inc.

Dover, Delaware

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Engenavis, Inc., which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from December 15, 2016 (inception) to December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statemens

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202|Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com|www.ArtesianCPA.com

F-1

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engenavis, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the period from December 15, 2016 (inception) to December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that Engenavis, Inc. (the “Company”) will continue as a going concern. As described in Note 3 to the financial statements, the Company has not generated revenues since inception, has limited liquidity, and has an accumulated deficit of $55,830 as of December 31, 2016. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

June 26, 2017

F-2

Engenavis, Inc.

Financial Report

F-3

Engenavis, Inc.

Balance Sheet

As Of December 31, 2016

Assets

Current Assets	$-

Total Assets	$-

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$55,320

Total Liabilities	55,320

Stockholders' Equity (Deficit)
Common Stock 10,000,000 shares authorized $0.0001 par value; 5,103,000 shares issued and outstanding as of December 31, 2016	510
Additional Paid-in Capital	-
Accumulated deficit	(55,830)

Total Stockholders' Equity (Deficit)	(55,320)

Total Liabilities and Stockholders' Equity (Deficit)	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-4

Engenavis, Inc.

Statements of Operations

For the Period from December 15, 2016 (Inception)through December 31, 2016

Revenues	$-

General and administrative expenses	(55,830)

Net Loss	$(55,830)

Loss per share
Basic and diluted loss per share	$(0.01)
Weighted average common shares outstanding - basic and diluted	5,103,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-5

Engenavis, Inc.

Statement of Changes in Stockholders’ Equity (Deficit)

For the Period from December 15, 2016 (Inception) Through December 31, 2016

					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid In Capital	Deficit	Equity(Deficit)

Balance at inception, December 15, 2016	-	$-	$-	$-	$-

Common stock issued for services	5,103,000	510	-	-	510

Net loss	-	-	-	(55,830)	(55,830)

Balance, December 31, 2016	5,103,000	$510	$-	$(55,830)	$(55,320)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-6

Engenavis, Inc.

Statement of Cash Flows

For the period from December 15, 2016 (Inception) through December 31, 2016

Cash flows from operating activities:
Net loss	$(55,830)
Adjustments to reconcile Net Loss to Net Cash used in Operating Activities:
Stock compensations expense	510
Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	55,320
Net Cash Used in Operating Activities	-

Cash Flows From Investing Activities
Net Cash Provided By / (Used In) Investing Activities	-

Cash Flows From Financing Activities
Net Cash Provided By Financing Activities	-

Net Change In Cash	-

Cash at beginning of period	-

Cash at end of period	$-

Supplemental Disclosure of Non-Cash Financing Activities:

The Company issued 5,103,000 shares of common stock in exchange for services provided by the stockholders (Note 6)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-7

Engenavis, Inc.

Notes to Financial Statements

Note 1 – Nature of Organization

Operations

Engenavis, Inc. (the “Company”) was incorporated in the State of Delaware on December 15, 2016. The Company’s principal business is the development of clean energy technologies and the sale of developed products. The Company has been in the start-up stage since inception and has no operating history other than organizational matters. The Company was originally incorporated under the name Clean Energy Creations, Inc. and effective January 6, 2017 changed its name to NextGen Energies, Inc. In June of 2017, NextGen Energies, Inc changed its name to Engenavis, Inc.

As of December 31, 2016, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

Note 2 -- Summary of Significant Accounting, Cash and Fair Value Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires us to establish accounting policies and make estimates and assumptions that affect our reported amounts of assets and liabilities at the date of the financial statements. These financial statements include some estimates and assumptions that are based on informed judgments and estimates of management. We evaluate our policies and estimates on an on-going basis and discuss the development, selection and disclosure of critical accounting policies with the Board of Directors. Predicting future events is inherently an imprecise activity and as such requires the use of judgment. Our financial statements may differ based upon different estimates and assumptions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Per Share Data

Net loss per share (EPS) of Common Stock is computed based upon the weighted-average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock. Basic and diluted EPS were the same for the period presented as the Company had no dilutive securities.

Income Taxes

Deferred tax assets and liabilities arise from temporary timing differences between the book and tax basis of accounting for assets, liabilities, and income as well as from timing in the recognition of net operating losses. Deferred income tax assets primarily arise from net operating loss carry-forwards and deferred income tax liabilities are based on the different depreciation and amortization methods used for tax reporting and financial accounting purposes. The Company assesses its ability to realize deferred tax assets based on the current earnings performance and on projections of future taxable income in the relevant tax jurisdictions. These projections do not include taxable income from the reversal of deferred tax liabilities and do not reflect a general growth assumption but do consider known or pending events, such as the passage of legislation. The Company’s estimates of future taxable income are reviewed annually.

All tax positions are first analyzed to determine if the weight of available evidence indicates that it is more likely than not that the position will be sustained under audit, including resolution of any related appeals or litigation processes. After the initial analysis, the tax benefit is measured as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

F-8

Engenavis, Inc.

Notes to Financial Statements

If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law.

If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return. If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Note 3 -- Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. However, the Company has not commenced operations and has an accumulated deficit of $55,830 as of December 31, 2016, The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

Note 4 -- Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The amendments require management to perform interim and annual assessments of an entity’s ability to continue as a going concern and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The standard applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company has evaluated the impact of this new guidance and incorporated it within these financial statements.

In March 2016, the FASB issued guidance under the simplification initiative regarding stock compensation. The guidance is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. Early adoption is permitted provided that all amendments are adopted in the same period. The Company is currently assessing the impact on its financial position and results of operations.

In August 2016, the FASB issued guidance regarding the classification of certain cash receipts and cash payments in the statement of cash flows. The guidance is effective for annual periods beginning after December 15, 2017 and interim periods within those years. Early adoption is permitted provided that all amendments are adopted in the same period. The Company has adopted the guidance, which had no material impact on its financial position, results of operations or presentation of the statement of cash flows.

F-9

Engenavis, Inc.

Notes to Financial Statements

In December 2016, the FASB issued technical corrections and improvements on various topics. The guidance is effective upon issuance. The Company has adopted the guidance, which had no material impact on its financial position and results of operations.

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 5 -- Income Taxes

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. As of December 31, 2016, the Company had net operating loss carryforwards in the approximate amount of $55,320.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal the gross deferred tax asset of $21,022 (at an effective tax rate of 38%) resulting in no net deferred tax assets or liabilities as of December 31, 2016.

As of December 31, 2016, the Company had no unrecognized tax benefits or liabilities due to uncertain tax positions.

Note 6 -- Equity

Common Stock

The Company’s Articles of Incorporation authorize 10,000,000 shares of Common Stock with par value of $0.0001. During December 2016, two officers were issued an aggregate of 5,103,000 shares of common stock for services valued at $510. The price of the common stock issued to the officers was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuances, the Company was recently formed and did not possess any material assets. As of December 31, 2016, 5,103,000 shares were issued and outstanding. In June 2017, the board increased the authorized shares of common stock to 25,000,000 shares.

Stock Incentive Plan

During December 2016, the Company established the 2016 Stock Incentive Plan (“Plan”). The Plan provides for the grant of 1,000,000 shares of restricted common stock or the grant of stock options. In June 2017, the board increased the 2016 Stock Incentive Plan to grant 2,500,000 shares of restricted common stock or the grant of stock options.

F-10

Engenavis, Inc.

Notes to Financial Statements

Note 7 – Related Party Transactions

During the period from December 15, 2016 (inception) through December 31, 2016, officers and companies owned by those officers paid various general and administrative and research and development expenses on behalf of the Company in the amount of $52,848. Amounts due to these parties as of December 31, 2016 were $52,848 and included in the accounts payable balance at December 31, 2016.

Note 8 -- Subsequent Events

In January 2017, the Company sold 625,000 common shares to officers and board members for $100,000.

Additionally, between January and June of 2017, the Company issued $1,297,000 of 12% convertible notes, which are convertible at maturity or upon completion of an IPO financing of at least $1,000,000. At that time, the Convertible Notes are automatically converted at 50% of the pricing of shares issued in the IPO.

On January 9, 2017 Ron Chase, a consultant engaged to assist in R&D efforts, received a Restricted Stock Purchase Agreement that allowed Mr. Chase to purchase 28,038 shares of common stock for $0.0001 per share.

On June 12, 2017 the Company granted warrants to purchase 56,077 shares of common stock to Michael Williams, principal of Williams Securities Law Firm, P.A. The warrants have an exercise price per share of $0.0017832 ($100 for all 56,077 shares) and vested on June 12, 2017.

Effective January 6, 2017 the Company entered employment agreements with the Executive VP of Investor Relations & Strategic Planning and the then Chief Financial Officer. The employment agreements are for a term of five years and provide for the following:

•	Commencement of a monthly salary of $5,000 upon the receipt of $500,000 in debt or equity financing.
•	Commencement of a monthly salary of $7,000 upon the receipt of $1,000,000 in debt and equity financing.
•	Commencement of an annual salary of a minimum of $100,000 as of January 6, 2018, if the Company has received $1,000,000 in debt and equity financing.
•	Performance bonuses of not less than 50% of the base salary if the Company reaches its targeted performance goals and still an employee at the end of the year.
•	Continued payment of salary under the terms of the employment agreement if the employee is terminated without cause.

The employment agreements also include Restricted Stock Purchase Agreements which allow the grantees to purchase an aggregate of 282,384 shares of restricted common stock of the Company over certain vesting periods and are subject to a repurchase option. Additionally officers received an aggregate of 112,154 warrants at the price of $0.50 per share, executable for a five year period.

In addition, the Company entered employment agreements with the Chief Inventor and the Chief Executive Officer.

The employment agreements are for a term of five years and provide for the following:

•	Commencement of a monthly salary of $6,667 upon the receipt of $100,000 in debt or equity financing.
•	Commencement of a monthly salary of $8,000 upon the receipt of $500,000 in debt and equity financing.
•	Commencement of an annual salary of a minimum of $150,000 as of January 6, 2018, if the Company has received $500,000 in debt and equity financing.
•	Performance bonuses of not less than 50% of the base salary if the Company reaches its targeted performance goals and still an employee at the end of the year.
•	Continued payment of salary under the terms of the employment agreements if the employee is terminated without cause.
•	Additionally, CEO was awarded 112,154 warrants at $0.50 per share as a result of providing over $500,000 in personal guarantees.

F-11

Engenavis, Inc.

Notes to Financial Statements

The Company also entered into an employment agreement with the VP of Sales and Marketing. The employment agreement is for a term of five years and provides for the following:

•	Commencement of a monthly salary of $7,000.
•

Commencement of commission payments of 5% of gross profits on product sales and Restricted Stock Purchase agreements which allow the grantee to purchase a total of 56,077 shares of restricted common stock of the Company over certain vesting periods and subject to a repurchase option.

•	Officer received Stock Options executable for 10 years at $0.16 per share for 62,744 shares.
•	Continued payment of salary under the terms of the employment agreement if the employee is terminated without cause.

The Company also entered into an employment agreement with the COO of the Company and CEO of the subsidiary N4 Power. The employment agreement is for a term of five years and provides for the following:

•	Commencement of a monthly salary of $6,000 for part time work.
•	Commencement of a monthly salary of $20,833 for full time position.
•	Officer received Stock Options executable for 10 years at $0.16 per share for 210,287 shares.
•	Continued payment of salary under the terms of the employment agreement if the employee is terminated without cause.

Between January and June of 2017 the Company entered into employment agreements with two additional individuals. The employment agreements provide for payments from $3,000 to $7,500 per month after certain debt or equity financing proceeds have been received and employees are working full time. In addition, the employment agreements include Restricted Stock Purchase Agreements providing that the consultants purchase an aggregate of 56,076 restricted common shares of the Company. The restricted common stock under the Restricted Stock Purchase Agreements allow the grantee to purchase the restricted common stock over certain vesting periods and are subject to a repurchase option. There is one consulting agreement that was entered into, paying the consultant $5,000 per month and providing a stock option of 112,154 shares at $0.16 per share, vesting over a 2-year period.

The Company established a subsidiary named N4 Power, LLC, which is a Delaware limited liability company formed on May 9, 2017 and is 100% owned by Engenavis, Inc. This subsidiary is in the business of manufacturing, marketing & sales and all related services of clean energy products for the automotive and transportation industries.

The Company has evaluated subsequent events through June 26, 2017, which is the date the financial statements were available to be issued and none are significant or otherwise require disclosure.

F-12

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1	Engenavis, Inc. Articles of Incorporation
2.2	Engenavis, Inc. Bylaws
2.3	N4 Power LLC
2.4	N4 Ventures LLC
2.5	N4 Innovations LLC
3.1	2016 Stock Option Plan
3.2	Stock Agreement – Pfeiff
3.3	Stock Agreement - Roundy
3.4	Stock Agreement - Garcia
3.5	Option - LoPresti
3.6	Option - Lauffin
3.7	Option - Chase
3.8	Option – Garcia
3.9	Option - Scherer
4.1	Subscription Agreement
6.1	Employment Agreement - Weiss
6.2	Employment Agreement – Pfeiff
6.3	Employment Agreement - Roundy
6.4	Employment Agreement - LoPresti
6.5	Employment Agreement- Garcia
6.6	Employment Agreement- Lauffin
6.7	Employment Agreement- Lagerhausen
11.1	Consent of Artisan CPA
11.2	Consent of Williams Securities Law Firm, P.A. (included in Exhibit 12.1) *
12.1	Opinion of Williams Securities Law Firm, P.A.*

_________________

*To be filed by exhibit

44

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 29, 2017.

(Exact name of issuer as specified in its charter):	Engenavis, Inc.

By (Signature and Title):	/s/ George M. Weiss, CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ George M. Weiss, CEO

(Title):	CEO

(Date):	September 29, 2017

(Signature):	/s/ Thomas L. Lagerhausen
Thomas L. Lagerhausen
(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	September 29, 2017

SIGNATURES OF DIRECTORS:

Name	Signature	Position	Date

George M. Weiss	/s/ George M. Weiss	Chairman of the Board of Engenavis	September 29, 2017
Arlene Pfeiff	/s/ Arlene Pfeiff	Board Member of Engenavis	September 29, 2017
James L. LoPresti	/s/ James L. LoPresti	Board Member of Engenavis	September 29, 2017
Bruce B. Berkson	/s/ Bruce B. Berkson	Board Member of Engenavis	September 29, 2017
George Roundy	/s/ George Roundy	Director of Special Projects and Board Member of Engenavis	September 29, 2017

45